Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of HyreCar Inc. on Form S-3, of our report dated March 30, 2021, relating to the consolidated financial statements of HyreCar Inc. included in its Annual Report on Form 10-K for the years ended December 31, 2020 and 2019. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ dbbmckennon

Newport Beach, California

June 24, 2021